Exhibit T3A.139

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AMENDED AND RESTATED

CERTIFICATE OF PARTNERSHIP

TRANSACTING BUSINESS UNDER FICTITIOUS NAME:

OLD HICKORY MALL VENTURE

The undersigned do hereby certify that Exhibit A attached hereto and made a part hereof sets forth the names in full and the residences or business addresses of all of the partners of the Tennessee general partnership transacting business under the firm name and style

OLD HICKORY MALL VENTURE

which has its principal office or place of business at:

25425 Center Ridge Road

Westlake, Ohio 44145-4122

This instrument may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

Signed and acknowledged by all of the partners as of this 19th day of September, 1996.

JG OLD HICKORY LTD., an Ohio Limited Liability Company

By:	/s/ M.J. Cleary
M.J. Cleary
its President

/s/ John D. Smith
John D. Smith, Trustee of John D. Smith Revocable Trust by Agreement dated December 22, 1992

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STATE OF OHIO	)
	)	SS:
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 19th day of September, 1996 by M.J. Cleary, President of JG Old Hickory, Ltd., an Ohio Limited Liability Company.

/s/ David W. Pancoast
Notary Public

STATE OF Georgia	)
	)	SS:
COUNTY OF Gwinnett	)

The foregoing instrument was acknowledged before me this 22nd day of April, 1996 by John D. Smith, Trustee of the John D. Smith Revocable Trust under Agreement dated December 22, 1992.

Notary Public, Gwinnett County, Georgia
My Commission Expires July 31, 1998
Notary Public

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EXHIBIT A

OLD HICKORY MALL VENTURE

SCHEDULE OF GENERAL PARTNERS

JG Old Hickory Ltd., an Ohio	25425 Center Ridge Road
limited liability company	Westlake, Ohio 44145

John D. Smith, Trustee of the	3809 Castlegate Drive
John D. Smith Revocable Trust	Atlanta, GA 30327
under Agreement dated

December 22, 1992